Exhibit 4.1
€200,000,000 Additional Facility AA3 Accession Agreement

To:	The Bank of Nova Scotia as Facility Agent and Security Agent

From:	The persons listed in Schedule 1 to this Additional Facility AA3 Accession Agreement (the Additional Facility AA3 Lenders)
Date: 6 September 2011
UPC Broadband Holding B.V. (formerly known as UPC Distribution Holding B.V) - €1,072,000,000 Term Credit Agreement dated 16 January 2004 as amended from time to time (the Credit Agreement)

1.	In this Additional Facility AA3 Accession Agreement:
Additional Facility AA Accession Agreement means the €413,700,000 Additional Facility Accession Agreement dated 26 July 2011 entered into between, amongst others, UPC Broadband Operations B.V., as original lender, UPC Financing, as borrower and The Bank of Nova Scotia, as facility agent, as upsized pursuant to an Additional Facility Accession Agreement dated 2 August 2011.
Existing Facility AA means the €704,000,000 redrawable term loan facility made available under the Additional Facility AA Accession Agreement.
Existing Facility AA Advance means the outstanding Advance under the Existing Facility AA, as at the date of this Agreement, being €62,133,319.23.
Existing Facility AA Interest Period means the Interest Period currently selected (as at the date of this Agreement) in respect of the outstanding €62,133,319.23 Advance under Existing Facility AA.
Facility AA3 means the €200,000,000 redrawable term loan facility made available under this Agreement.
Facility AA3 Advance means a euro denominated advance made to UPC Financing by the Additional Facility AA3 Lenders under Facility AA3.
Facility AA3 Commitment means, in relation to an Additional Facility AA3 Lender, the amount in euros set opposite its name under the heading "Facility AA3 Commitment" in Schedule 1 to the counterpart of this Agreement executed by that Additional Facility AA3 Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.

2.
Unless otherwise defined in this Additional Facility AA3 Accession Agreement, terms defined in the Credit Agreement shall have the same meaning in this Additional Facility AA3 Accession Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement. The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Additional Facility AA3 Accession Agreement.

3.	We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.	This Additional Facility AA3 Accession Agreement will take effect on the date on which the

Facility Agent notifies UPC Broadband and the Additional Facility AA3 Lenders that it has received the documents and evidence set out in Schedule 2 to this Additional Facility AA3 Accession Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Facility Agent on behalf of the Additional Facility AA3 Lenders (the Effective Date).

5.	We, the Additional Facility AA3 Lenders, agree:

(a)	to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.2 (Additional Facilities) of the Credit Agreement; and

(b)
to become party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with Clause 9.3 (Transfers by Lenders) of the Security Deed.

6.
The Additional Facility Commitment in relation to an Additional Facility AA3 Lender (for the purpose of the definition of Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Facility AA3 Commitment.

7.	Any interest due in relation to Facility AA3 will be payable on the last day of each Interest Period in accordance with Clause 8 (Interest) of the Credit Agreement.

8.
The Additional Facility Availability Period for Facility AA3 shall be the period from and including the Effective Date up to and including the date falling one month before the Final Maturity Date in respect of Facility AA3.

9.
Facility AA3 shall comprise a committed term loan facility which shall (subject to paragraph 10 below) be capable of being reborrowed in relation to any sums that are prepaid in accordance with Clause 7.10(d) (Miscellaneous provisions) of the Credit Agreement.

10.	UPC Financing shall not deliver a Request in relation to Facility AA3 if as a result of the proposed Request more than 10 Advances under Facility AA3 would be outstanding.

11.	The Facility AA3 Advances will be used for general corporate purposes and working capital purposes, including the repayment or prepayment of existing indebtedness.

12.
(a)    The first Interest Period to apply to the first Facility AA3 Advance will be a period equal to the period running from the Effective Date up to and including the last day of the Existing Facility AA Interest Period.

(b)	In respect of the first Interest Period only, EURIBOR shall mean the EURIBOR rate as determined in respect of the Existing Facility AA Interest Period.

13.	The Final Maturity Date in respect of this Facility AA3 will be 31 July 2016.

14.	The outstanding Facility AA3 Advances will be repaid in full on the Final Maturity Date.

15.	The Margin in relation to Facility AA3 is 3.25 per cent. per annum.

16.	The Borrower in relation to Facility AA3 is UPC Financing.

17.
The Borrower shall pay to the Facility Agent for distribution to each Additional Facility AA3 Lender in accordance with Clause 20.1(b) (Commitment fee) of the Credit Agreement a commitment fee in an amount equal to 1.30 per cent. per annum of the undrawn uncancelled portion of the aggregate of the Facility AA3 Commitments. Such commitment fee shall be calculated and shall accrue on a daily basis and shall be payable on the Effective Date and thereafter quarterly in arrears.

18.
(a)    It is the intention of the parties that Existing Facility AA be upsized by the amount of the Facility AA3 in accordance with this paragraph 18 and the terms of the existing Additional Facility AA Accession Agreement under which the Existing Facility AA is made available and that, on and from the Effective Date:

(i)	each Facility AA3 Advance will be consolidated with all amounts outstanding under the Existing Facility AA Advance; and

(ii)	Facility AA3 and Existing Facility AA shall constitute, and be considered as, a single Additional Facility under the Credit Agreement (being Additional Facility AA)

(b)
Provided that any upsizing of Facility AA3 permitted under this paragraph will not breach any term of the Credit Agreement, Facility AA3 may be upsized by any amount, by the signing of one or more further Additional Facility AA Accession Agreements, that specify (along with the other terms specified therein) UPC Financing as the sole Borrower and which specify Additional Facility Commitments denominated in euros, to be drawn in euros, with the same Final Maturity Date, Commitment Fee and Margin as specified in this Additional Facility AA3 Accession Agreement.

(c)
For the purposes of this paragraph 18 (unless otherwise specified), references to Additional Facility AA3 Lenders and Facility AA3 Advances shall include Lenders and Advances made under any such further and previous Additional Facility AA Accession Agreement.

(d)
Where any Existing Facility AA Advance has not already been consolidated with any other Existing Facility AA Advance, on the last day of any Interest Period for such Existing Facility AA Advance, that Existing Facility AA Advance will be consolidated with any other Existing Facility AA Advance which has an Interest Period ending on the same day as that Existing Facility AA Advance, and all such Existing Facility AA Advances will then be treated as one Advance.

19.
Each of UPC Broadband and UPC Financing confirms, on behalf of themselves and each other Obligor that the representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.18 (Works Council), 15.19 (Borrower Group Structure), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are true and correct as if made at the Effective Date with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Additional Facility AA3 Accession Agreement.

20.
UPC Broadband further represents and warrants on the Effective Date that the execution and delivery by it of this Additional Facility AA3 Accession Agreement and the performance of the transactions contemplated by this Additional Facility AA3 Accession Agreement will not violate any agreement or instrument to which UPC Holding is a party or binding upon UPC Holding or any member of the Borrower Group or any assets of UPC Holding or any member of the Borrower Group's assets, where such violation would or is reasonably likely to have a Material Adverse Effect.

21.	Each Additional Facility AA3 Lender confirms to each Finance Party that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Additional Facility Commitment is in force.

22.
Each of the Additional Facility AA3 Lenders agrees that without prejudice to Clause 26.3 (Procedure for novations) of the Credit Agreement, each New Lender (as defined in the Novation Certificate referred to below) shall become, by the execution by the Facility Agent of a Novation Certificate substantially in the form of part 1 or part 2 of Schedule 3 to this Additional Facility AA3 Accession Agreement, bound by the terms of this Additional Facility AA3 Accession Agreement as if it were an original party hereto as an Additional Facility AA3 Lender and shall acquire the same rights and assume the same obligations towards the other parties to this Additional Facility AA3 Accession Agreement as would have been acquired and assumed had the New Lender been an original party to this Additional Facility AA3 Accession Agreement as an Additional Facility AA3 Lender.

23.
The prior consent of UPC Broadband is required for any such assignment, transfer or novation (unless to an Additional Facility AA3 Lender or an Affiliate of an Additional Facility AA3 Lender), provided that:

(a)	UPC Broadband’s consent must not be unreasonably withheld or delayed;

(b)
the consent of UPC Broadband to an assignment, transfer or novation must not be withheld solely because the assignment, novation or transfer may result in an increase to the Mandatory Cost or the Sterling Mandatory Cost;

(c)	the prior consent of UPC Broadband is not required when an Event of Default is outstanding;

(d)
nothing in this paragraph 23 restricts the ability of any Additional Facility AA3 Lender to enter into any sub-participation or other arrangement with any third party relating to the Finance Documents which does not transfer to that third party any obligation and/or legal or equitable interest in any of the rights arising under the Credit Agreement.

24.
The Facility Office and address for notices of each Additional Facility AA3 Lender for the purposes of Clause 32.2 (Addresses for notices) of the Credit Agreement will be that notified by each Additional Facility AA3 Lender to the Facility Agent.

25.	This Additional Facility AA3 Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

26.
This Additional Facility AA3 Accession Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Additional Facility AA3 Accession Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Additional Facility AA3 Accession Agreement.

Schedule 1
ADDITIONAL FACILITY AA3 LENDERS AND COMMITMENTS

Additional Facility AA3 Lender	Facility AA3 Commitment (€)
UPC Broadband Operations B.V.	200,000,000

Total	200,000,000

Schedule 2
Conditions precedent documents

1.	Constitutional Documents

(a)
A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant Obligor confirming that the copy in the Facility Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AA3 Accession Agreement.

(b)	An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.	Authorisations

(a)
A copy of a resolution of the board of managing directors and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders' resolution is required, a copy of the shareholders' resolution of each Obligor:

(i)
approving the terms of and the transactions contemplated by this Additional Facility AA3 Accession Agreement and (in the case of each of UPC Broadband and UPC Financing) resolving that it execute the same (and, in the case of the Guarantors and the Charging Entities (as defined in the Security Deed) resolving that it execute the confirmation described at paragraph 4(a) below; and

(ii)
(in the case of UPC Broadband and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Additional Facility AA3 Accession Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Security Deed)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4(a) below.

(b)
A specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Additional Facility AA3 Accession Agreement or the confirmation described in paragraph 4(a) below (as appropriate).

(c)
A certificate of an authorised signatory of UPC Broadband, each Guarantor and each Charging Entity certifying that each copy document specified in this Schedule and supplied by UPC Broadband, each Guarantor and each Charging Entity is correct, complete and in full force and effect as at a date no earlier than the date of this Additional Facility AA3 Accession Agreement.

(d)
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Broadband is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Additional Facility AA3 Accession Agreement or for the validity and enforceability of this Additional Facility AA3 Accession Agreement.

3.	Legal opinions

(a)	A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)	A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)	A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

4.	Other documents
Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 14 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Security Deed) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility AA3 and that such obligations shall be owed to each Finance Party including the Additional Facility AA3 Lenders.

SCHEDULE 3
NOVATION CERTIFICATES
PART 1
NOVATION CERTIFICATE (CASH)

To:    The Bank of Nova Scotia as Facility Agent and UPC Financing as Borrower
From:    UPC Broadband Operations B.V. and [the EXISTING [●] LENDER / NEW AA3 LENDER]

Date:     2011
UPC Broadband Holding B.V. - ε1,072,000,000 Term Credit Agreement dated 16 January 2004 (the Credit Agreement)
We refer to:

(a)	Clause 26.3 (Procedure for novations) of the Credit Agreement;

(b)	Clause 9.3 (Transfers by the Lenders) of the Security Deed; and

(c)	the Additional Facility AA3 Accession Agreement.
Terms defined in the Credit Agreement or, if not defined in the Credit Agreement, the Additional Facility AA3 Accession Agreements, have the same meaning in this Novation Certificate.

1.
UPC Broadband Operations B.V. (the Existing AA3 Lender) agrees to novate and [        ] (the New AA3 Lender) agrees to accept the novation on the Effective Date of all the Existing AA3 Lender's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

2.
The New AA3 Lender confirms that it is bound by the terms of the Additional Facility AA3 Accession Agreement as if it were an original party thereto as an Additional Facility AA3 Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Additional Facility AA3 Accession Agreement as would have been acquired and assumed had the New AA3 Lender been an original party to the Additional Facility AA3 Accession Agreement as an Additional Facility AA3 Lender.

3.	This certificate shall take effect on the date of this certificate.

4.	For the purposes of this certificate, “Effective Date” has the same meaning given to such term in the Additional Facility AA3 Accession Agreement.

5.
Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and UPC Broadband Holding B.V. agrees on behalf of each Obligor, that this document is a Novation Certificate notwithstanding that its form is different to that required by the Credit Agreement.

6.	This Novation Certificate is a Finance Document.

7.
This Novation Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Novation Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Novation Certificate.

8.	This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated:

27.	Existing AA3 Lender
Existing AA3 Commitment: €[    ]
Assignee: New AA3 Lender

UPC BROADBAND OPERATIONS B.V., as the Existing AA3 Lender

By:
Name:
Title:

[THE NEW AA2 LENDER], as the New AA3 Lender

By:
Name:
Title:

UPC BROADBAND HOLDING B.V., as Obligors agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
The Facility Agent confirms that the Effective Date is the date on which it countersigns this Novation Certificate.

PART 2
NOVATION CERTIFICATE (CASHLESS)

To:    The Bank of Nova Scotia as Facility Agent and UPC Financing as Borrower
From:    UPC Broadband Operations B.V. and [the EXISTING [●] LENDER / NEW AA3 LENDER]

Date:     2011
UPC Broadband Holding B.V. - ε1,072,000,000 Term Credit Agreement dated 16 January 2004 (the Credit Agreement)
We refer to:

(a)	Clause 26.3 (Procedure for novations) of the Credit Agreement;

(b)	Clause 9.3 (Transfers by the Lenders) of the Security Deed;

(c)	the Additional Facility [●] Accession Agreement; and

(d)	the €200,000,000 Additional Facility AA3 Accession Agreement.
Terms defined in the Credit Agreement or, if not defined in the Credit Agreement, the Additional Facility [●] Accession Agreements, have the same meaning in this Novation Certificate.

9.
[    ] (the Existing [●] Lender) agrees to novate and UPC Broadband Operations B.V. (the New [●] Lender) agrees to accept novation on the Effective Date, of all the Existing [●] Lender's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

10.
UPC Broadband Operations B.V. (the Existing AA3 Lender) agrees to novate and [        ] (the New AA3 Lender) agrees to accept the novation on the Effective Date of all the Existing AA3 Lender's rights and obligations referred to in the Schedule in accordance with Clause 26.3 (Procedure for novations) of the Credit Agreement and clause 9.3 (Transfers by the Lenders) of the Security Deed.

11.
The New [●] Lender confirms that it is bound by the terms of the Additional Facility [●] Accession Agreement as if it were an original party thereto as an Additional Facility [●] Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Additional Facility [●] Accession Agreement as would have been acquired and assumed had the New [●] Lender been an original party to the Additional Facility [●] Accession Agreement as an Additional Facility [●] Lender.

12.
The New AA3 Lender confirms that it is bound by the terms of the Additional Facility AA3 Accession Agreement as if it were an original party thereto as an Additional Facility AA3 Lender and shall acquire the same rights and assume the same obligations towards the other parties to the Additional Facility AA3 Accession Agreement as would have been acquired and assumed had the New AA3 Lender been an original party to the Additional Facility AA3 Accession Agreement as an Additional Facility AA3 Lender.

13.	This certificate shall take effect on the date of this certificate.

14.	For the purposes of this certificate, “Effective Date” has the same meaning given to such term in the Additional Facility AA Accession Agreement.

15.
Each party to this document agrees, the Facility Agent agrees on behalf of each Finance Party, and UPC Broadband Holding B.V. agrees on behalf of each Obligor, that this document is a Novation Certificate notwithstanding that its form is different to that required by the Credit Agreement.

16.	This Novation Certificate is a Finance Document.

17.
This Novation Certificate may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Novation Certificate by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Novation Certificate.

18.	This Novation Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

THE SCHEDULE
Rights and obligations to be novated:

28.	Existing [λ] Lender
Existing [●] Commitment: €[    ]
Assignee: New [●] Lender

29.	Existing AA3 Lender
Existing AA3 Commitment: €[    ]
Assignee: New AA3 Lender

[THE EXISTING [●] LENDER], as the Existing [λ] Lender

By:
Name:
Title:
UPC BROADBAND OPERATIONS B.V., as the New [●] Lender

By:
Name:
Title:

UPC BROADBAND OPERATIONS B.V., as the Existing AA3 Lender

By:
Name:
Title:

[THE NEW AA3 LENDER], as the New AA3 Lender

By:
Name:
Title:

UPC BROADBAND HOLDING B.V., as Obligors agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Facility Agent

By:
Name:
Title:
The Facility Agent confirms that the Effective Date is the date on which it countersigns this Novation Certificate.

SIGNATORIES
THE BANK OF NOVA SCOTIA as Facility Agent
By:     Authorized Signatory

THE BANK OF NOVA SCOTIA as Security Agent
By:    Authorized Signatory

UPC BROADBAND HOLDING B.V.
By:     Authorized Signatory
By:    Authorized Signatory

UPC FINANCING PARTNERSHIP
By:    Authorized Signatory
By:    Authorized Signatory

ADDITIONAL FACILITY AA3 LENDERS

UPC BROADBAND OPERATIONS B.V.
By: Authorized Signatory